Exhibit 99.1

SAB BIO Strengthens Board of Directors with Appointment of New Chair and New Director

David Zaccardelli, Pharm.D. joins Board as Chair

Rita Jain, M.D., joins Board as an Independent Director

MIAMI, Jan. 7, 2026 -- SAB Biotherapeutics, Inc. (Nasdaq: SABS), a clinical-stage biopharmaceutical company developing a fully human anti-thymocyte immunoglobulin (hATG) for type 1 diabetes (T1D) and other autoimmune diseases, today announced the appointment of David Zaccardelli, Pharm.D. to its Board of Directors as Chair of the Board and the appointment of Rita Jain, M.D., as an independent director, both effective immediately.

“We are excited to welcome Dr. David Zaccardelli and Dr. Rita Jain to our Board of Directors. I, along with the rest of our Board, am confident that David and Rita will make a significant impact on SAB BIO.” said Samuel J. Reich, CEO, SAB BIO.

Mr. Reich continued, “David is an esteemed biotech executive with a proven track record of growing companies and creating shareholder value, including leading the recent launch of Ohtuvayre, which ranks among one of the most successful biotech product launches in the last decade. His appointment as Chair of the Board underscores SAB’s growth trajectory, validates our strategic direction, and reinforces confidence in our near- and long-term potential. Rita is a recognized expert in autoimmune and inflammatory disease drug development with deep experience in advancing innovative drugs through clinical development. Collectively, David and Rita bring highly complementary expertise that will be invaluable as we continue to execute clinically and advance a potentially transformative, disease-modifying therapy for patients with autoimmune T1D.”

Dr. David Zaccardelli is an accomplished biopharmaceutical executive with more than 20 years of experience leading companies through transformational growth, including leading organizations from clinical stage to commercialization.

“I am pleased to join SAB BIO as Chair of the Board at this pivotal time for the Company. SAB-142 is a potential game changer for people living with T1D and an extraordinary opportunity to fundamentally change the treatment paradigm for T1D. I look forward to partnering with the Board and management to help guide the Company at this important juncture through clinical development and preparation for potential commercialization,” said Dr. Zaccardelli.

Dr. Rita Jain is a rheumatologist who brings more than two decades of leadership experience in biopharmaceutical development, clinical strategy, and regulatory affairs across multiple therapeutic areas, including immunology, inflammation, nephrology, and rare diseases.

“SAB BIO is at the forefront of developing a therapy that may dramatically transform the treatment of Type 1 Diabetes, and, in the future, the lives of people living with other autoimmune diseases. I am excited to join the Board of Directors and partner with the Company as they advance SAB-142 through a registrational clinical trial,” said Dr. Jain.

About David Zaccardelli, Pharm.D.

Dr. David Zaccardelli is an accomplished biopharmaceutical executive with more than 20 years of experience leading companies through transformational growth, including leading companies from clinical to commercial stage. He most recently served as President and Chief Executive Officer of Verona Pharma until its acquisition by Merck & Co., Inc. Under his leadership, the Company successfully completed two Phase 3 trials, received its first FDA approval, and launched Ohtuvayre® (ensifentrine). During his tenure, Dr. Zaccardelli was recognized as Executive of the Year at Scrip’s 2023 Awards. Prior to Verona Pharma, Dr. Zaccardelli served as President and CEO of Dova Pharmaceuticals, a U.S. company developing therapeutics for rare diseases, from December 2018 until its acquisition by Swedish Orphan Biovitrum in November 2019. Previously, he was Acting CEO of Cempra, from 2016 until the company’s merger with Melinta Therapeutics in 2017. From 2004 until 2016, Dr. Zaccardelli served in several senior management roles at United Therapeutics Corporation, including Chief Operating Officer, Chief Manufacturing Officer, and Executive Vice President, Pharmaceutical Development and Operations. Prior to United Therapeutics, he founded and led a start-up company focused on contract research and held a variety of clinical research positions at Burroughs Wellcome & Co, Glaxo Wellcome, and Bausch & Lomb Pharmaceutical. Dr. Zaccardelli received a Pharm.D. from the University of Michigan and completed a fellowship in clinical research and drug development at the University of North Carolina.

About Rita Jain, M.D.

Dr. Rita Jain is a rheumatologist who brings more than two decades of leadership experience in biopharmaceutical development, clinical strategy, and regulatory affairs across multiple therapeutic areas, including immunology, inflammation, nephrology, and rare diseases. She most recently served as Executive Vice President and Chief Medical Officer at ChemoCentryx, where she advanced development and supported commercialization of Tavneos® (avacopan), a first-in-class treatment for ANCA-associated vasculitis, and supported the company’s acquisition by Amgen in 2022. Prior to that, she was Senior Vice President and Chief Medical Officer at Akebia Therapeutics. Additionally, Dr. Jain held key leadership positions at AbbVie, Abbott Laboratories, Pfizer, and Immunovant, overseeing global development programs, regulatory interactions, and clinical operations for multiple therapeutic candidates. She also serves on the boards of Celldex Therapeutics, AnaptysBio, and Avalo Therapeutics. She previously served on the board of directors of Provention Bio, Inc., until its acquisition by Sanofi; ChemoCentryx, Inc., until its acquisition by Amgen; and AM Pharma. Dr. Jain received her M.D. from the State University of New York at Stony Brook School of Medicine and completed her residency in internal medicine at Staten Island University Hospital, followed by a fellowship in rheumatology at North Shore University Hospital and a Clinical Research Fellowship at the University of Texas Southwestern Medical Center, Dallas.

About SAB BIO

SAB BIO is a clinical-stage biopharmaceutical company focused on developing multi-specific, high-potency, human immunoglobulin G (hIgG) to treat and prevent immune and autoimmune disorders. The Company’s lead candidate, SAB-142, targets autoimmune T1D with a disease-modifying therapeutic approach that aims to change the T1D treatment paradigm by delaying onset and potentially preventing disease progression of Stage 3 T1D patients. Using advanced genetic engineering and antibody science, SAB BIO developed a proprietary technology which holds the potential to generate additional novel therapeutic candidates utilizing the human immune response, without the need for human donors or convalescent plasma. SAB BIO has optimized genetic engineering in the development of transchromosomic cattle, or Tc-Bovine™, to produce hIgG. SAB BIO’s drug development production system is able to generate a diverse repertoire of specifically targeted, high-potency, hIgGs that can address a wide range of serious unmet needs in human diseases. For more information, visit www.sab.bio.

Forward-Looking Statements

Certain statements made in this current report that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “to be,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding future events, including statements about the development and clinical trial results of the Company’s T1D program and other discovery programs.

These statements are based on the current expectations of SAB BIO and are not predictions of actual performance, and are not intended to serve as, and must not be relied on, by any investor as a guarantee, prediction, definitive statement, or an assurance, of fact or probability. These statements are only current predictions or expectations, and are subject to known and unknown risks, uncertainties and other factors which may be beyond our control. Actual events and circumstances are difficult or impossible to predict, and these risks and uncertainties may cause our or our industry’s results, performance, or achievements to be materially different from those anticipated by these forward-looking statements. A further description of risks and uncertainties can be found in the sections captioned “Risk Factors” in our most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q, as may be amended or supplemented from time to time, and other filings with or submissions to, the U.S. Securities and Exchange Commission, which are available at https://www.sec.gov/. Except as otherwise required by law, SAB BIO disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date they were made, whether as a result of new information, future events, or circumstances or otherwise.

CONTACTS

Investor Relations:
Cristi Barnett

ir@sab.bio

Media:

Sheila Carlson

media@sab.bio